UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

_______________

1ST Century BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34226	26-1169687
(State or other jurisdiction of	Commission File Number	(IRS Employer
incorporation)		Identification No.)

1875 Century Park East, Suite 1400
Los Angeles, California 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 270-9500

_____________________________________________

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 19, 2014, 1st Century Bancshares, Inc. (“Bancshares”), the holding company of 1st Century Bank, N.A., entered into amendments (the “Amendments”) to the Employment Agreements with each of Alan I. Rothenberg, Chairman and Chief Executive Officer, and Jason P. DiNapoli, President and Chief Operating Officer. The Amendments extend the initial term of each of the Employment Agreements by three years from November 4, 2014 to November 4, 2017. The remainder of the terms of each of the Employment Agreements remain unchanged. Copies of the Amendments are filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits.

Exhibit 10.1	First Amendment to Employment Agreement, dated March 19, 2014, by and among 1st Century Bancshares, Inc. and Alan I. Rothenberg.

Exhibit 10.2	First Amendment to Employment Agreement, dated March 19, 2014, by and among 1st Century Bancshares, Inc. and Jason P. DiNapoli.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CENTURY BANCSHARES, INC.

Dated: March 25, 2014	By:	/s/ Jason P. DiNapoli
Jason P. DiNapoli
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	First Amendment to Employment Agreement, dated March 19, 2014, by and among 1st Century Bancshares, Inc. and Alan I. Rothenberg.

Exhibit 10.2	First Amendment to Employment Agreement, dated March 19, 2014, by and among 1st Century Bancshares, Inc. and Jason P. DiNapoli.